Exhibit 99.1

  HAEMONETICS(R) REPORTS SOLID OPERATING RESULTS FOR THIRD QUARTER FISCAL 2007

                         COMPANY UPDATES ANNUAL GUIDANCE

    BRAINTREE, Mass., Jan. 31 /PRNewswire-FirstCall/ -- Haemonetics Corporation (NYSE: HAE) reported third quarter fiscal 2007 GAAP net revenue of $114 million, up 7.4% over prior year, and earnings per share of $0.62, down from $1.01 in the third quarter of last year. Last year's comparison includes a $0.61 per share benefit of a non-operating arbitration award.

    Adjusted earnings per share for the quarter, excluding certain charges and benefits(1), were $0.55 for the quarter, up 34.5%.

    Brad Nutter, Haemonetics' President and CEO, said, "I'm pleased that we continue to deliver solid financial performance. Over the last three years we've consistently achieved double digit operating income growth on high single digit revenue growth. This quarter was the same. Adjusted for certain charges and benefits(1) we delivered 30% operating income growth on 7% revenue growth."

    SUMMARY FINANCIAL RESULTS

    GAAP results versus FY06 are as follows:

    * Revenue of $114 million for Q3:07, up 7.4%, and $333 million year-to-date, up 7.5%

    * Gross profit of $56 million for Q3:07, up 1.3%, and $169 million year-to-date, up 4.3%

    * Operating expense of $39 million for Q3:07, up 171.3%, and $132 million year-to-date, up 51.1%

    * Operating income of $17 million for Q3:07, down 58.7%, and $37 million year-to-date, down 50.4%

    * Earnings per share of $0.62 for Q3:07, down 38.8%, and $1.06 year-to-date, down 43.5%

    * Gross margin of 49.7% for Q3:07, down 300 basis points, and 50.8% year-to-date, down 160 basis points

    * Operating margin of 15% for Q3:07, down 2390 basis points, and 11.1% year-to-date, down 1300 basis points

    Adjusted(1) results versus FY06 are as follows:

    * Revenue of $114 million for Q3:07, up 7.4%, and $333 million year-to-date, up 7.5%

    * Gross profit of $56 million for Q3:07, up 1.4%, and $169 million year-to-date, up 4.4%

    * Operating expense of $37 million for Q3:07, down 9.0%, and $112 million year-to-date, down 0.6%

    * Operating income of $19 million for Q3:07, up 29.7%, and $57 million year-to-date, up 16.1%

    * Earnings per share $0.55 for Q3:07, up 34.5%, and $1.52 year-to-date, up 18.8%

    * Gross margin of 49.7% for Q3:07, down 300 basis points, and 50.8% year-to-date, down 160 basis points

    * Operating margin of 17.1% for Q3:07, up 290 basis points, and 17.0% year-to-date, up 120 basis points

    * Tax rate of 31.0% in Q3:07 vs. 32.8% in Q3:06, and 33.5% year-to-date, versus 34.2% in prior year

    BALANCE SHEET

    Year-to-date, Haemonetics' cash declined $23 million, for a cash balance of $228 million. In Q3 Haemonetics completed a $40 million share repurchase program initiated in Q2. The Company repurchased 853,000 shares under the program. The Company generated $26 million in cash flow from operating activities for the quarter and $59.4 million year-to-date, and achieved record low DSO (days sales outstanding).

    DONOR PRODUCT LINE

    Worldwide plasma disposables revenue was $32 million for the quarter, up 17.8% over Q3:06, and $96 million year-to-date, up 19.3%. Plasma disposable sales benefited from continued growth in U.S. and European plasma collections and from several new customer contracts. Haemonetics also announced a new contract with Talecris Plasma Resources, valued at over $120M over five years, to supply Talecris centers with the Company's plasma collection systems and 5D software services. Talecris is one of the three global leaders in plasma collection and fractionation. It recently purchased 58 plasma collection centers from International BioResources, ("IBR").

    Stephen Swenson, Haemonetics' VP & General Manager of Global Plasma, said, "IBR was a Haemonetics customer and we are pleased to be retaining this business. We are also excited about the growth outlook for Talecris." Thirty-three Talecris centers operate today and another 25 are planned to open over the next year.

    Worldwide blood bank disposables revenue was $31 million for the quarter, down 7.8% from Q3:06, and $94 million year-to-date, down 4.5%. The majority of blood bank sales are platelet disposables. The Company continued to experience a changing market place in Japan.

    Red cell disposables revenue benefited from unit growth in both the U.S. and Europe. Worldwide red cell disposables revenue was $11 million for the quarter, up 19.6% over Q3:06, and $32 million year-to-date, up 20.4%. Automation continues to be driven by customer interest in improving blood availability as well as operational efficiency.

    PATIENT PRODUCT LINE

    The Company reported ongoing progress in its transition to direct U.S. sales of the OrthoPAT(R) system. U.S. OrthoPAT disposables revenue grew 53.2%. Worldwide OrthoPAT disposables revenue was $7 million, up 31.5% over Q3:06, and $22 million year-to-date, up 39.9%. OrthoPAT revenue growth was driven by U.S. price improvement.

    Surgical disposables revenue, principally Cell Saver(R) systems, was $17 million in the quarter, up 1.2% from Q3:06, and $49 million year-to-date, level with prior year. As previously stated, the market served by the Cell Saver 5+ is a mature market.

    OTHER PRODUCTS

    Equipment sales in the quarter were $5 million, down 10.6% from Q3:06, and $15 million year-to-date, down 18.0%. Equipment sales vary from quarter to quarter and year to year. In the year, Haemonetics is comparing against strong FY06 equipment sales stemming from the introduction of the Cell Saver 5+ system and sales of ACP(R) 215 systems.

    Sales designated "Services and Miscellaneous," driven by the service offerings of the Company's 5D(TM) Information Management division, grew to $9 million in the quarter, up 33.9% over Q3:06, and $24 million year-to-date, up 19.4%. 5D's growth is being driven principally by two factors: 1) new contracts with the US Department of Defense relating to the military's blood supply, and
2) increasing plasma collections at Haemonetics' plasma customers served by 5D information systems. The Company also announced that as part of the Talecris plasma contract noted above, 5D will automate Talecris' plasma centers with its proprietary information management systems.

    Brad Nutter said, "Our information management and services business that includes 5D continues to grow rapidly. On a year-to-date basis, this business is now of a size comparable to our OrthoPAT and red cell product lines. This sales growth is having a meaningful impact on total revenues."

    Haemonetics recently announced the acquisition of IDM Medical Software, a company whose proprietary information technology for blood banks will complement 5D's suite of software products for the plasma industry. The combination of these two market leaders in the growing market of information management systems to manage the blood supply chain will enable Haemonetics to build an "information super highway" in support of its vision to be the global leader in blood management solutions. IDM's annual GAAP revenues are more than $6 million.

    FY07 GUIDANCE

    FY07 guidance on adjusted results should be measured against adjusted FY06 results.

    Haemonetics' revenue continues to be impacted by sales declines in the Japanese business. As a result, annual FY07 guidance on adjusted results is updated to:

    * Revenue growth of 7-9%

    * Gross margin of approximately 51%

    * Operating income growing low double digits

    * Operating margins improving to approximately 18%

    * Earnings per share in the range of $2.05 to $2.17

    For comparison purposes, the FY06 adjusted results exclude the benefit of an arbitration award received Q3:06 which added $26.4 million to operating income and $0.62 to earnings per share.

    The FY07 guidance is based on anticipated annual results, adjusted to exclude five items: 1) the impact from stock compensation expense (FAS 123R), expected to be approximately $10 million (pre-tax), or $0.25 per share with costs spread throughout the year; 2) a restructuring charge of $3-4 million (pre-tax), or $0.07 to $0.09 per share, with costs spread throughout the year;
3) an in-process R&D charge of $9 million (pre- and after tax), or $0.34 per share, related to the Company's acquisition of Arryx in Q2:07; 4) a one-time tax benefit of $4 million, or $0.13 per share, in the third quarter and year-to-date; and 5) receipt during the fourth quarter of $6 million in settlement of a legal claim against Baxter Healthcare.

    Haemonetics' FY07 GAAP earnings per share guidance is $1.62 to $1.76.

    CONFERENCE CALL

    Haemonetics will hold a conference call on Wednesday, January 31st at 10:00 am Eastern to discuss these results. Interested parties can participate in the conference call by dialing (800) 690-3108 (U.S. only) or (973) 935-8753 with conference ID 8282786. The call will be replayed through February 14th at (877) 519-4471 (U.S. only) or (973) 341-3080 using PIN 8282786.

    Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems. These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety. To learn more about Haemonetics' products and markets, visit its web site at http://www.haemonetics.com.

    Haemonetics has presented supplemental non-GAAP financial results as part of this release which exclude the resolution of a tax contingency, stock compensation expense, restructuring costs, and an in-process research and development charge and other unusual items associated with the acquisition of Arryx. Haemonetics believes that a presentation of these non-GAAP results are useful to investors because it allows for an evaluation of the Company with a focus on the results of our core business.

    This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

    (1) As indicated in the attachment titled, "Consolidated Statements of Income Adjusted for the Effect of Stock Based Compensation Expense, Restructuring Costs, Arryx IPRD, and Other Unusual Charges." Haemonetics' FY07 GAAP financial results include three, previously announced, items:

    * FAS 123R required stock option expense (pre-tax) charges of $2 million, or $0.06 per share, for the quarter, and $7 million, or $0.19 per share, year-to-date;

    * restructuring costs in connection with changes to the Company's international operations resulting in (pre-tax) charges of $0.3 million, or $0.01 per share, for the quarter, and $3 million, or $0.07 per share, year-to date; and,

    * an in-process R&D charge arising from the second quarter acquisition of Arryx resulting in a (pre- and after tax) charge which had no impact on the quarter, but resulted in a charge of $9 million, or $0.34 per share, year-to-date

    Additionally, Haemonetics announced today that it has received a one-time tax benefit from a resolution of tax contingencies resulting in a benefit of $4 million, or $0.13 per share, for the quarter and year-to-date.

                    HAEMONETICS CORPORATION FINANCIAL SUMMARY
              (UNAUDITED DATA IN THOUSANDS, EXCEPT PER SHARE DATA)
                        CONSOLIDATED STATEMENTS OF INCOME
                           FOR THE THIRD QUARTER FYE07

                                                                            % Inc/(Dec)
                                                12/30/06       12/31/05       vs Prior
                                              As Reported    As Reported        Year
                                              ------------   ------------   ------------
NET REVENUES                                  $    113,527   $    105,677            7.4%
Gross profit                                        56,419         55,669            1.3
  R&D                                                5,804          9,463          (38.7)
  S,G&A                                             33,610         31,250            7.6
  Arbitration Award - Baxter                             0        (26,350)          ----
  Cost to Equity                                         0            165           ----
Operating expenses                                  39,414         14,528          171.3

Operating income                                    17,005         41,141          (58.7)
  Interest expense                                    (342)          (435)         (21.4)
  Interest income                                    1,925          2,875          (33.0)
  Other income/(expense), net                          816            742           10.0

Income before taxes                                 19,404         44,323          (56.2)

Tax expense                                          2,503         16,399          (84.7)

NET INCOME                                    $     16,902   $     27,924          (39.5)

Net income per common share
 assuming dilution                            $       0.62   $       1.01          (38.8)%

Weighted average number of shares
  Basic                                             26,527         26,542
  Diluted                                           27,367         27,646

                                                                            Inc/(Dec) vs
                                                                             prior year
                                                12/30/06       12/31/05        profit
                                              As Reported    As Reported      margin %
                                              ------------   ------------   ------------
Profit Margins:
Gross profit                                          49.7%          52.7%          (3.0)%
R&D                                                    5.1%           9.0%          (3.9)%
S,G&A                                                 29.6%          29.6%          ----
Operating income                                      15.0%          38.9%         (23.9)%
Income before taxes                                   17.1%          41.9%         (24.8)%
Net income                                            14.9%          26.4%         (11.5)%

            CONSOLIDATED STATEMENTS OF INCOME FOR FYE07 YEAR TO DATE

                                                                             % Inc/(Dec)
                                                12/30/06       12/31/05       vs Prior
                                              As Reported    As Reported        Year
                                              ------------   ------------   ------------
NET REVENUES                                  $    332,688   $    309,338            7.5%
Gross profit                                       168,953        161,958            4.3
  R&D                                               17,345         21,287          (18.5)
  S,G&A                                            105,258         91,841           14.6
  Arbitration Award - Baxter                             0        (26,350)          ----
  In Process R&D                                     9,073              0           ----
  Cost to Equity                                       225            527          (57.3)
Operating expenses                                 131,901         87,305           51.1

Operating income                                    37,052         74,653          (50.4)
  Interest expense                                  (1,187)        (1,498)         (20.8)
  Interest income                                    5,902          5,271           12.0
  Other income/(expense), net                        2,153          2,087            3.2

Income before taxes                                 43,920         80,513          (45.4)

Tax expense                                         14,595         29,122          (49.9)

NET INCOME                                    $     29,324   $     51,391          (42.9)

Net income per common share
assuming dilution                             $       1.06   $       1.87          (43.5)%

Weighted average number of shares
  Basic                                             26,838         26,406
  Diluted                                           27,754         27,413

                                                                            % Inc/(Dec)
                                                12/30/06       12/31/05       vs Prior
                                              As Reported    As Reported        Year
                                              ------------   ------------   ------------
Profit Margins:
Gross profit                                          50.8%          52.4%          (1.6)%
R&D                                                    5.2%           6.9%          (1.7)%
S,G&A                                                 31.6%          29.7%           1.9%
Operating income                                      11.1%          24.1%         (13.0)%
Income before taxes                                   13.2%          26.0%         (12.8)%
Net income                                             8.8%          16.6%          (7.8)%

                  REVENUE ANALYSIS FOR THE THIRD QUARTER FYE07

                                                12/30/06       12/31/05
                                              As Reported    As Reported     % Inc/(Dec)
                                              ------------   ------------   ------------
Revenues by Geography
  United States                               $     49,819   $     40,077           24.3%
  International                                     63,708         65,600           (2.9)
  Net Revenues                                $    113,527   $    105,677            7.4

Disposable Revenues by Product Family

Donor:
  Plasma                                      $     32,362   $     27,461           17.8
  Blood Bank                                        30,954         33,588           (7.8)
  Red Cell                                          11,132          9,304           19.6
                                              $     74,448   $     70,353            5.8
Patient:
  Surgical                                          16,989         16,791            1.2
  Orthopat                                           7,491          5,697           31.5
                                              $     24,480   $     22,488            8.9

  Subtotal                                    $     98,928   $     92,841            6.6

Equipment                                     $      5,194   $      5,813          (10.6)
Misc & Service                                       9,405          7,023           33.9
Net Revenues                                  $    113,527   $    105,677            7.4%

                     REVENUE ANALYSIS FOR FYE07 YEAR TO DATE

                                                12/30/06       12/31/05
                                              As Reported    As Reported     % Inc/(Dec)
                                              ------------   ------------   ------------
Revenues by Geography
  United States                               $    143,050   $    116,230           23.1%
  International                                    189,638        193,108           (1.8)
  Net Revenues                                $    332,688   $    309,338            7.5

Disposable Revenues by Product Family

Donor:
  Plasma                                      $     96,253   $     80,702           19.3
  Blood Bank                                        93,998         98,471           (4.5)
  Red Cell                                          32,105         26,662           20.4
                                              $    222,356   $    205,835            8.0
Patient:
  Surgical                                          49,298         49,281           ----
  Orthopat                                          22,132         15,822           39.9
                                              $     71,430   $     65,103            9.7

  Subtotal                                    $    293,786   $    270,938            8.4

Equipment                                     $     15,207   $     18,547          (18.0)
Misc & Service                                      23,695         19,853           19.4
Net Revenues                                  $    332,688   $    309,338            7.5%

                           Consolidated Balance Sheets

                                           Period ending
                                      -----------------------
                                       12/30/06    4/1/06 (1)
                                      ----------   ----------
Assets
Cash & cash equivalents               $  227,707   $  250,667
Accounts receivable, net                  85,988       86,901
Inventories, net                          59,680       54,571
Other current assets                      25,138       26,265
  Total current assets                   398,513      418,404
Net PP&E                                  84,050       75,266
Other assets                              67,305       51,787

   Total assets                       $  549,868   $  545,457

                                           Period ending
                                      -----------------------
                                       12/30/06    4/1/06 (1)
                                      ----------   ----------
Liabilities & Stockholders' Equity
S/T debt & current maturities         $   23,248   $   26,176
  Other current liabilities               62,701       61,940
Total current liabilities                 85,949       88,116
Long-term debt                             6,828       12,977
Other long-term liabilities                3,747        3,800
Stockholders' equity                     453,344      440,564

  Total liabilities & equity          $  549,868   $  545,457

                               THIRD QUARTER FYE07
               CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR THE
                   EFFECT OF STOCK BASED COMPENSATION EXPENSE,
                               RESTRUCTURING COSTS
                     & ARRYX IPRD AND OTHER UNUSUAL CHARGES

                                                                           Effect of
                                                                          Stock Based
                                      12/30/06      Resolution of Tax    Compensation
                                    As Reported     Contingencies (3)     Expense (4)
                                    ------------    -----------------    ------------
NET REVENUES                        $    113,527    $               0    $          0
Gross profit                              56,419                    0             (45)
  R&D                                      5,804                    0              70
  S,G&A                                   33,610                    0           2,011
Operating expenses                        39,414                    0           2,081

Operating income                          17,005                    0          (2,126)
  Interest expense                          (342)                   0               0
  Interest income                          1,925                    0               0
  Other income/(expense), net                816                    0               0

Income before taxes                       19,404                    0          (2,126)

Tax expense                                2,503               (3,568)           (594)

NET INCOME                          $     16,902    $           3,568    $     (1,532)

Net income per common share
 assuming dilution                  $       0.62    $            0.13    $      (0.06)

Weighted average number of shares
  Basic                                   26,527               26,527          26,527
  Diluted                                 27,367               27,367          27,367

                                      12/30/06
                                    As Reported
                                    ------------
Profit Margins:
Gross profit                                49.7%
R&D                                          5.1%
S,G&A                                       29.6%
Operating income                            15.0%
Income before taxes                         17.1%
Net income                                  14.9%

                               THIRD QUARTER FYE07
               CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR THE
                   EFFECT OF STOCK BASED COMPENSATION EXPENSE,
                               RESTRUCTURING COSTS
                     & ARRYX IPRD AND OTHER UNUSUAL CHARGES

                                                                                          Adjusted %
                                                                                          Inc/(Dec)
                                    Restructuring       12/30/06          12/31/05         vs Prior
                                       Costs(5)      As Adjusted(6)    As Adjusted(7)        Year
                                    -------------    --------------    --------------    -------------
NET REVENUES                        $           0    $      113,527    $      105,677              7.4%
Gross profit                                    0            56,464            55,669              1.4
  R&D                                           0             5,734             9,463            (39.4)
  S,G&A                                       265            31,334            31,250              0.3
Operating expenses                            265            37,068            40,713             (9.0)

Operating income                             (265)           19,396            14,956             29.7
  Interest expense                              0              (342)             (435)           (21.4)
  Interest income                               0             1,925             1,542             24.8
  Other income/(expense), net                   0               816               742             10.0

Income before taxes                          (265)           21,795            16,805             29.7

Tax expense                                   (88)            6,753             5,504             22.7

NET INCOME                          $        (177)   $       15,042    $       11,301             33.1

Net income per common share
assuming dilution                   $       (0.01)   $         0.55    $         0.41             34.5%

Weighted average number of shares
  Basic                                    26,527            26,527            26,542
  Diluted                                  27,367            27,367            27,646

                                                                           Inc/(Dec)
                                       12/30/06          12/31/05        vs prior year
                                    As Adjusted(6)    As Adjusted(7)    profit margin %
                                    --------------    --------------    ---------------
Profit Margins:
Gross profit                                  49.7%             52.7%              (3.0)%
R&D                                            5.1%              9.0%              (3.9)%
S,G&A                                         27.6%             29.6%              (2.0)%
Operating income                              17.1%             14.2%               2.9%
Income before taxes                           19.2%             15.9%               3.3%
Net income                                    13.2%             10.7%               2.5%

                               FYE07 YEAR TO DATE
       CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR THE EFFECT OF STOCK
                 BASED COMPENSATION EXPENSE, RESTRUCTURING COSTS
                     & ARRYX IPRD AND OTHER UNUSUAL CHARGES

                                                                                       Effect of
                                                  Arryx IPRD                          Stock Based
                                    12/30/06      and Other      Resolution of Tax    Compensation
                                  As Reported     Unusual(2)     Contingencies (3)     Expense (4)
                                 ------------    ------------    -----------------    ------------
Income Statement:
NET REVENUES                     $    332,688    $          0    $               0    $          0
Gross profit                          168,953               0                    0            (157)
  R&D                                  17,345               0                    0             244
  S,G&A                               105,258               0                    0           7,019
  In-Process R&D                        9,073           9,073                    0               0
  Cost to Equity                          225             225                    0               0
Operating expenses                    131,901           9,298                    0           7,263

Operating income                       37,052          (9,298)                   0          (7,420)
  Interest expense                     (1,187)              0                    0               0
  Interest income                       5,902               0                    0               0
  Other income/(expense), net           2,153               0                    0               0

Income before taxes                    43,920          (9,298)                   0          (7,420)

Tax expense                            14,595               0               (3,568)         (2,125)

NET INCOME                       $     29,324    $     (9,298)   $           3,568    $     (5,295)

Net income per common
 share assuming dilution         $       1.06    $      (0.34)   $            0.13    $      (0.19)

Weighted average number
 of shares
  Basic                                26,838          26,838               26,838          26,838
  Diluted                              27,754          27,754               27,754          27,754

                                   12/30/06
                                 As Reported
                                 ------------
Profit Margins:
Gross profit                             50.8%
R&D                                       5.2%
S,G&A                                    31.6%
Operating income                         11.1%
Income before taxes                      13.2%
Net income                                8.8%

                               FYE07 YEAR TO DATE
       CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR THE EFFECT OF STOCK
                 BASED COMPENSATION EXPENSE, RESTRUCTURING COSTS
                     & ARRYX IPRD AND OTHER UNUSUAL CHARGES

                                                                                           Adjusted %
                                                                                           Inc/(Dec)
                                    Restructuring       12/30/06          12/31/05          vs Prior
                                       Costs(5)      As Adjusted(6)    As Adjusted(7)        Year
                                    -------------    --------------    --------------    -------------
Income Statement:
NET REVENUES                        $           0    $      332,688    $      309,338              7.5%
Gross profit                                    0           169,110           161,958              4.4
  R&D                                           0            17,101            21,287            (19.7)
  S,G&A                                     2,932            95,307            91,841              3.8
  In-Process R&D                                0                 0                 0              ---
  Cost to Equity                                0                 0                 0              ---
Operating expenses                          2,932           112,408           113,128             (0.6)

Operating income                           (2,932)           56,702            48,830             16.1
  Interest expense                              0            (1,187)           (1,498)           (20.8)
  Interest income                               0             5,902             3,938             49.9
  Other income/(expense), net                   0             2,153             2,087              3.2

Income before taxes                        (2,932)           63,570            53,357             19.1

Tax expense                                (1,004)           21,292            18,227             16.8

NET INCOME                          $      (1,928)   $       42,278    $       35,130             20.3

Net income per common
 share assuming dilution            $       (0.07)   $         1.52    $         1.28             18.8%

Weighted average number of shares
  Basic                                    26,838            26,838            26,406
  Diluted                                  27,754            27,754            27,413

                                                                        Inc/(Dec)
                                                                        vs prior
                                                                          year
                                       12/30/06          12/31/05        profit
                                    As Adjusted(6)    As Adjusted(7)    margin %
                                    --------------    --------------    ---------
Profit Margins:
Gross profit                                  50.8%             52.4%        (1.6)%
R&D                                            5.1%              6.9%        (1.8)%
S,G&A                                         28.6%             29.7%        (1.1)%
Operating income                              17.0%             15.8%         1.2%
Income before taxes                           19.1%             17.2%         1.9%
Net income                                    12.7%             11.4%         1.3%

(1) Reflects the adjustment to convert our investment in Arryx, Inc. to the equity method.
(2)  IPRD and Cost to Equity impact of Arryx acquisition.
(3) Income tax expense was reduced during the quarter due to the finalization of an audit of prior year income tax returns.
(4)  Stock based compensation expense related to the adoption of FAS 123R.
(5) Restructuring costs primarily include severance and related costs associated with eliminating or reorganizing certain positions in our international business operations.
(6) "As Adjusted" for FY 07 is comprised of "As Reported" less the "Effect of Stock Based Compensation," "Restructuring Costs" & "Arryx IPRD and Other Unusual Charges."
(7) "As Adjusted" for FY 06 excludes the restatement of our financial results to reflect our investment in Arryx on the equity method and the elimination of the Arbitration Award from Baxter.

CONTACT:
Julie Fallon
Tel. (781) 356-9517
Alternate Tel. (617) 320-2401
fallon@haemonetics.com

SOURCE  Haemonetics Corporation
    -0-                             01/31/2007
    /CONTACT: Julie Fallon of Haemonetics Corporation, +1-781-356-9517, +1-617-320-2401, or fallon@haemonetics.com /
    /Web site:  http://www.haemonetics.com/
    (HAE)